SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
1934
                           (Amendment No.   )

Filed  by  the  Registrant  [X]

Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:
[_]  Preliminary  Proxy  Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE  14a-6(e)(2))

[X]  Definitive  Proxy  Statement

[_]  Definitive  Additional  Materials

[_]  Soliciting  Material  Pursuant  to  (S)240.14a-11(c)  or  (S)240.14a-12


                             COMPAQ  COMPUTER  CORPORATION
             -----------------------------------------------------
               (Name  of  Registrant  as  Specified  In  Its  Charter)


             -----------------------------------------------------
   (Name  of  Person(s)  Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]    No  fee  required.

[_]    Fee  computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title  of  each  class  of  securities  to which transaction applies:

    (2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed Pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed  maximum  aggregate  value  of  transaction:

    (5)  Total  fee  paid:

[_]  Fee  paid  previously  with  preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was Paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount  Previously  Paid:

    (2)  Form,  Schedule  or  Registration  Statement  No.:

    (3)  Filing  Party:

    (4)  Date  Filed:



Compaq Computer Corporation
P.O. Box 692000                         20555 SH 249
Houston, Texas  77269-2000              Houston, TX 77070-2698



[LOGO  OF  COMPAQ  COMPUTER  CORPORATION  APPEARS  HERE]

Eckhard Pfeiffer
President and
Chief Executive Officer

March  7,  1997



Dear  Stockholder:


Compaq Computer Corporation will hold its 1997 annual meeting of stockholders at its Houston headquarters on Thursday, April 24, 1997. At the meeting, stockholders will elect the ten directors of Compaq for one-year terms. Detailed information about the meeting and the election of directors is included in the attached proxy statement.

On behalf of the Board of Directors and employees of Compaq, I cordially invite all stockholders to attend the annual meeting and hope you will be able to attend in person. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. As explained in the proxy statement, your proxy may be withdrawn at any time before it is actually voted at the meeting.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as proxy. If you will need special assistance at the meeting, please contact Compaq Shareholder Services at 800-458-2449 or 281-514-1158.


Sincerely,


/s/  Eckhard  Pfeiffer

Eckhard  Pfeiffer


                              PROXY STATEMENT FOR

                          ANNUAL STOCKHOLDERS MEETING

                                APRIL 24, 1997


                            YOUR VOTE IS IMPORTANT



Compaq Computer Corporation will hold its 1997 annual meeting of stockholders at its Houston headquarters. The date, time, and place of the meeting are:

Thursday,  April  24,  1997
10:00  a.m.
Conference  Center,  CCA5
Compaq  Computer  Corporation
20555  State  Highway  249
Houston,  Texas

At the meeting, stockholders will elect the directors of Compaq for one-year terms. Each of the ten current directors has been renominated. You have three choices: by checking the appropriate box on your proxy card you may (1) vote for all the director nominees as a group, (2) withhold your vote for all the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify in the marked area. If you sign, date and mail your proxy card without indicating how you want to vote, you will be counted for purposes of determining the presence of a quorum and your shares will be voted in favor of the ten nominees. If you neither return your proxy card nor vote in person at the meeting, you will not be counted as present for determining the presence of a quorum at the meeting. However, if your shares are held in street name, your broker may vote your shares if you do not return your proxy card to the broker prior to the meeting.

Stockholders of record at the close of business on February 24, 1997, are entitled to vote. On that day, there were 274,281,774 shares of Compaq common stock outstanding. Each share entitles the holder to one vote for each director position.

The  Board  of  Directors  asks  you  to  vote  in  favor of the ten director
nominees.   This Proxy Statement provides you with detailed information about the election. In addition, you may obtain information about Compaq from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this proxy statement carefully.




Proxy Statement dated March 7, 1997, and first mailed to stockholders on March 10, 1997.


                               TABLE OF CONTENTS



Information  About  the  Election of Directors                   3
Information  About  Nominees                                     3
Board  Organization  and  Meetings                               5
Directors'  Compensation                                         5
Executive  Officers                                              6
Stock  Ownership                                                 8
Executive  Compensation                                          9
Human  Resources  Committee  Report                             12
Corporate  Governance  Committee Report                         14
Stock  Performance Graph                                        16
Section  16(a) Beneficial Ownership Reporting  Compliance       16
General  Information                                            17


  A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS OF COMPAQ COMPUTER CORPORATION,
    WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED WITH THIS PROXY STATEMENT. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE ANNUAL REPORT, OR A COPY OF COMPAQ'S ANNUAL REPORT ON FORM 10- K, AT NO CHARGE UPON REQUEST DIRECTED TO
   COMPAQ INVESTOR RELATIONS,  P.O. BOX 692000, HOUSTON, TEXAS  77269-2000,
                       TELEPHONE 800-433-2391.
        FINANCIAL REPORTS MAY ALSO BE ACCESSED ON OUR WEB SITE AT
                       HTTP://WWW.COMPAQ.COM




                  INFORMATION ABOUT THE ELECTION OF DIRECTORS

Compaq has ten directors on its Board of Directors. Each of the current directors has been nominated for election this year and has agreed to serve if
elected.    Each  director was elected by the stockholders last year. The ten persons who receive the most votes will be elected and will serve as directors until the 1998 Annual Meeting unless they die, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 1997 Annual Meeting, the Board can name a substitute nominee and shares represented by the proxy cards returned will be voted for such substitute nominee unless you write an instruction to the contrary on the proxy card.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of Compaq, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf.


                        INFORMATION  ABOUT  NOMINEES

INFORMATION ABOUT THE TEN PERSONS NOMINATED AS DIRECTORS IS PROVIDED BELOW. THE SHARES REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THESE PERSONS UNLESS YOU SPECIFY OTHERWISE.

BENJAMIN  M.  ROSEN
Director  since  1982

Benjamin M. Rosen, age 63, was appointed Chairman of the Board of Directors of Compaq in 1983. He has been Chairman of Rosen Motors, which designs hybrid electric powertrains, since 1993. Mr. Rosen is a director of Capstone Turbine Corp., a privately held technology company. He is also Vice Chairman of the Board of Trustees of the California Institute of Technology.

ECKHARD  PFEIFFER
Director  since  1991

Eckhard Pfeiffer, age 55, was appointed President and Chief Executive Officer and elected a director of Compaq in October 1991. He joined Compaq in September 1983 as Vice President, Europe and was elected Senior Vice
President, International Operations in January 1986, President, Europe and International Division in May 1989, and Executive Vice President and Chief Operating Officer in January 1991. He is also a director of Bell Atlantic Corporation and General Motors Corporation.

LAWRENCE  T.  BABBIO,  JR.
Director  since  1995

Lawrence T. Babbio, Jr., age 52, has served as Vice Chairman and Director of Bell Atlantic Corporation since February 1995. In 1994 he was elected Executive Vice President and Chief Operating Officer of Bell Atlantic. In 1991 he was elected Chairman, President and Chief Executive Officer of Bell Atlantic Enterprises International, Inc. Mr. Babbio is also a director of Grupo Iusacell, S.A. de C.V.

ROBERT  TED  ENLOE,  III
Director  since  1986

Robert Ted Enloe, III, age 58, has served as managing partner of Balquita Partners, Ltd., which is engaged in real estate and securities investments, since 1996. From 1975 to 1986 he served as President, and from 1992 to 1996
as Chief  Executive   Officer,  of   Liberte  Investors.  He was President of
L&N Housing Corp. from 1981 to 1992 and a director of that entity, now known as LNH REIT, Inc., from 1981 to 1996. Mr. Enloe is also a director of Liberte Investors, Inc., Leggett & Platt, Inc., and Sixx Holdings, Incorporated.


GEORGE  H.  HEILMEIER
Director  since  1994

George H. Heilmeier, age 60, has served as President and Chief Executive Officer of Bell Communications Research, Inc. (Bellcore) since 1991. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board, the President's National Security Telecommunications Advisory Committee and the National Academy of Engineering. Dr. Heilmeier is also a director of TRW, Inc., MITRE Corporation, and Automatic Data Processing, Inc.

GEORGE  E.R.  KINNEAR  II
Director  since  1988

George E.R. Kinnear II, age 69, is Chairman Emeritus of the Board of the Retired Officers Association of the United States. From November 1988 to January 1992, he served as Executive Vice President of the University of New Hampshire (and as interim President from February 1990 to August 1990). From 1982 to 1988, he served as a Vice President for Grumman Corporation or its subsidiaries, last serving as Senior Vice President, Washington Operations. Mr. Kinnear is also a director for Precision Standard Corporation and The Aerospace Corporation.

PETER  N.  LARSON
Director  since  1993

Peter  N.  Larson,  age  57,  has  served  as  Chairman and Chief Executive of
Brunswick Corporation, a multinational consumer products company serving the marine and recreation markets, since April 1995. Before joining Brunswick, he was an executive officer of Johnson & Johnson where he served as Worldwide Chairman of the Consumer and Personal Care Group, and was a member of the Executive Committee and the Board of Directors. In addition to being a director of Brunswick, Mr. Larson is also Chairman of The Advertising Educational Foundation, Inc.

KENNETH  L.  LAY
Director  since  1987

Kenneth L. Lay, age 54, has served as Chairman of the Board and Chief Executive Officer of Enron Corp., a diversified energy company, since February 1986. In addition to Enron Corp., he is a director of Eli Lilly & Company, Trust Company of the West, and Enron Oil and Gas Company.

KENNETH  ROMAN
Director  since  1991

Kenneth  Roman,  age   66,  is  an  independent  management  consultant.  From
1988 to 1989, he served as Chairman and Chief Executive Officer of The Ogilvy Group (and from 1985 to 1989 as Chairman of Ogilvy & Mather Worldwide). He was Executive Vice President of American Express from 1989 to 1991. Mr. Roman is a director of Brunswick Corporation, IBJ Schroder Bank and Trust Company, and PennCorp Financial Group, Inc.

LUCILLE  S.  SALHANY
Director  since  1996

Lucille  S.  Salhany,  age  50,  has  served as President and Chief Executive
Officer of United Paramount Network since September 1994. From January 1993 to July 1994, she served as Chairman of FOX Broadcasting Company and also was a member of the Board of Directors of Fox Inc. She joined FOX Broadcasting Company as Chairman of Twentieth Television in 1991. Ms. Salhany serves on the executive committee of the UCLA School of Theater, Film and Television, is a member of the Board of Directors of the Academy of Television Arts and Sciences, and Hollywood Supports, an entertainment industry organization, and also serves on the Board of Emerson College.




                        BOARD ORGANIZATION AND MEETINGS

During 1996 the Board of Directors met nine times and various committees of the Board met a total of fourteen times. Attendance at Board and committee meetings averaged 97 percent. Each director attended at least 85 percent of the meetings of the Board and the committees on which he or she served. Compaq has standing Audit, Human Resources, and Corporate Governance Committees.

The  Audit  Committee  consists  of three non-employee directors:  Mr. Kinnear
(Chair)  and  Messrs.  Babbio  and  Larson.    The  Audit  Committee provides
independent and objective oversight of Compaq's accounting functions and internal controls and assures the objectivity of Compaq's financial statements. The function of the Audit Committee is described in more detail in the Audit Committee Report to Stockholders in the Annual Report to Stockholders included in this mailing. This Committee met three times in 1996.

The Human Resources Committee consists of eight non-employee directors: Mr. Enloe (Chair), Messrs. Heilmeier, Kinnear, Larson, Lay, Roman and Rosen, and Ms. Salhany. The Committee's responsibilities are described in the Human Resources Committee Report in this Proxy Statement. This Committee met five times in 1996.

The Corporate Governance Committee consists of nine non-employee directors: Mr. Larson (Chair), Messrs. Babbio, Enloe, Heilmeier,
Kinnear, Lay, Roman and Rosen, and Ms. Salhany. The Corporate Governance Committee evaluates and recommends director candidates and is further described in the Corporate Governance Committee Report in this
Proxy  Statement.    This  Committee  met  six  times  in  1996.


                            DIRECTORS' COMPENSATION

Board  members  who  are not Compaq employees receive an annual fee of $35,000
($55,000  for  the  Chairman).   The Chair of the Audit Committee receives an
additional fee of $10,000 and each of the other Committee chairs receives an additional $5,000. Board members also receive a fee of $1,000 for attending a Committee meeting not held on the same day as a Board meeting. Directors are reimbursed for travel and certain other expenses incurred in connection with their duties as directors.

Compaq's stock option plan for non-employee directors authorizes grants of stock options for up to 1,500,000 shares of Compaq stock. Three different types of grants are made under this plan.

First, a newly appointed director receives an initial option grant of 12,500 shares (30,000 shares for directors appointed before April 26, 1996). On April 30, 1996, Ms. Salhany was granted an initial option for 30,000 shares at an exercise price of $46.75 per share.

Second, each non-employee director receives an annual option grant of 10,000 shares upon re-election and the Chairman of the Board receives an option for an additional 2,500 shares. On April 25, 1996, Messrs. Rosen, Enloe, Heilmeier, Kinnear, Larson, Lay, and Roman each received a re-election option grant with an exercise price of $47.13 per share.

Finally, before each annual meeting, each non-employee director may elect to receive a stock option instead of all or a portion of the following year's annual fee. The number of shares and the exercise price for the stock options in lieu of retainer are based upon 50 percent of the closing price of Compaq common stock on the day of the annual meeting. Mr. Rosen was granted an option for 2,334 shares, Mr. Babbio was granted an option for 742 shares, each of Messrs. Enloe and Roman was granted an option for 1,697 shares, Mr. Kinnear was granted an option for 1,909 shares, and each of Messrs. Larson and Lay was granted an option for 1,485 shares, as a result of their elections. Such options were granted at an exercise price of $23.56 per share.

As part of Compaq's charitable giving strategy, Compaq established a directors' charitable donation program funded by life insurance. Upon the death of a director who has served for three years, Compaq will donate $1 million to charitable organizations recommended by the director. Compaq will be reimbursed for such donation by life insurance proceeds. Individual directors derive no financial benefit from this program since all charitable donations are made by Compaq.


                              EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS ELECTS EXECUTIVE OFFICERS ANNUALLY AT ITS FIRST MEETING FOLLOWING THE ANNUAL MEETING. CERTAIN INFORMATION ABOUT COMPAQ'S EXECUTIVE OFFICERS IS SET FORTH BELOW. INFORMATION ABOUT MR. PFEIFFER IS INCLUDED UNDER "INFORMATION ABOUT NOMINEES."

ANDREAS BARTH, age 52, was elected Senior Vice President, Europe, Middle East and Africa in December 1991. He joined Compaq in February 1988 as Managing Director of Compaq Computer GmbH, Compaq's German subsidiary, was appointed Vice President, Central Europe in December 1990, and Vice President, Europe in January 1991.

J. DAVID CABELLO, age 45, was elected Senior Vice President, General Counsel, and Secretary in December 1996. He joined Compaq in March 1987 as Patent Counsel, and was appointed Vice President and Assistant General Counsel in August 1995.

HANS W. GUTSCH, age 53, was elected Senior Vice President, Human Resources and Environment in November 1994. Mr. Gutsch joined Compaq in 1988 as Director, Human Resources, Europe and was appointed Vice President, Human Resources, Europe in June 1992, and Vice President, Human Resources and Environment, Europe, Middle East and Africa in January 1993.

MICHAEL D. HEIL, age 49, was elected Senior Vice President, Consumer Products Group in September 1995. Prior to his arrival at Compaq, he was President and General Manager of Los Angeles Cellular Telephone Company since May 1989.

ALAN G. LUTZ, age 51, was elected Senior Vice President, Communication Products Group in November 1996. Prior to his arrival at Compaq, he served as Executive Vice President and President, Computer Systems Group, of Unisys Corporation since May 1994. From 1993 to 1994 he served as President of Kassandra Group. From 1987 to 1993 he worked at Northern Telecom LTD and served in a number of positions, the most recent being Senior Vice President and President, Public Networks.

EARL L. MASON, age 49, was elected Senior Vice President and Chief Financial Officer in June 1996. Prior to his arrival at Compaq, he was Senior Vice President of Inland Steel Industries, Inc. ("ISI") since January 1995. From January 1994 to May 1996, he served as Chief Financial Officer and President of Inland International, Inc. He also served as Vice President of ISI from January 1994 to January 1995, and Vice President - Finance and Principal Financial Officer of ISI from June 1991 to January 1994.

GREGORY E. PETSCH, age 46, was elected Senior Vice President, Manufacturing and Quality in July 1993. He joined Compaq in September 1983 as Director of Manufacturing Control and was named Vice President, CPU Manufacturing in May 1989 and Vice President, Manufacturing in November 1991.

JOHN T. ROSE, age 51, was elected Senior Vice President, Enterprise Computing Group in July 1996. He joined Compaq as Senior Vice President, Desktop PC Division in July 1993. Prior to his arrival at Compaq, he was Vice President of Digital Equipment Corporation's Personal Computing Systems Business, which he established in 1985.

RICHARD N. SNYDER, age 52, was elected Senior Vice President, Worldwide Sales, Marketing, Service and Support in November 1996. Prior to his arrival at Compaq, he was Senior Vice President, Dell Americas of Dell Computer Corporation since 1995. He worked at Hewlett-Packard Company from 1973 to 1995 and served in a number of marketing and general management positions, including Group General Manager of the DeskJet Printer Group.

ROBERT W. STEARNS, age 46, was elected Senior Vice President, Technology and Corporate Development in January 1996. He joined Compaq as Vice President of Corporate Development in July 1993. Prior to his arrival at Compaq, he was employed as a consultant focusing on high technology issues with McKinsey & Co. from August 1992 to July 1993 and as Vice President, Corporate Marketing with Motorola/Codex from September 1986 to August 1992.

MICHAEL J. WINKLER, age 52, was elected Senior Vice President, PC Products Group in November 1996. He joined Compaq in November 1995 as Senior Vice President, Portable PC Division. Prior to his arrival at Compaq, he was a Vice President and General Manager of the Computer Systems Division of Toshiba America Information Systems since October 1991.

JOHN W. WHITE, age 58, was elected Vice President and Chief Information Officer upon his joining Compaq in February 1994. Before joining Compaq, he was Vice President of Texas Instruments, Inc., and President of its Information Technology Group. He worked at Texas Instruments for 28 years and served in a number of positions.



                               STOCK  OWNERSHIP

The following  table gives information about the ownership of Compaq  common
Stock   as  of  January  31, 1997, by  the   holders   known  to   Compaq  to
own beneficially five percent or more of its outstanding common stock, and the directors, the chief executive officer, the four most highly compensated other executive officers, and the executive officers and directors as a group. Beneficial ownership of securities is defined by the Securities and Exchange Commission (the "SEC") to mean generally the power to vote or dispose of securities, regardless of economic interest. Compaq had 274,087,768 shares of common stock outstanding at January 31, 1997.


                                            NUMBER  OF  SHARES
                                            ------------------
NAME OF OWNER OR                           OPTIONS (1)   TOTAL (1)       PERCENT OF
IDENTITY OF GROUP                                                        OUTSTANDING
-----------------                          -------       --------        -----------
FMR Corp.
   82 Devonshire Street
   Boston, MA  02109                                    31,981,311  (2)        11.81%

The Equitable Companies Incorporated (3)
   787 Seventh Avenue
   New York, New York  10019                            17,017,390               6.2

Benjamin M. Rosen                             224,105    1,442,069                 *
Eckhard Pfeiffer                            1,342,012    1,392,012                 *
Lawrence T. Babbio, Jr.                        30,000       32,000                 *
Robert Ted Enloe, III                          66,000       68,000                 *
George H. Heilmeier                            34,400       36,300                 *
George E.R. Kinnear II                         31,538       45,538                 *
Peter N. Larson                                48,138       50,138                 *
Kenneth L. Lay                                 39,194      137,951  (4)            *
Kenneth Roman                                  63,194       75,194                 *
Lucille S. Salhany                             30,000       30,000                 *
Andreas Barth                                 405,498      416,488                 *
Gregory E. Petsch                              46,718       49,455  (5)            *
John T. Rose                                  126,002      129,571  (6)            *
Michael J. Winkler                             21,333       22,333                 *
All executive officers and
directors as a group                        2,717,066    4,148,672  (7)          1.5


*   Less  than  1%

(1) Includes Compaq stock options that are exercisable or will become exercisable by  April  1,  1997.
(2) Based on information provided in a Schedule 13G dated February 14, 1997, these  shares  are  beneficially  held by FMR Corp. and certain of its affiliates and associates.
(3) The number of shares indicated is based on information provided in a Schedule
13G  dated February 12, 1997, which was filed jointly by five French mutual insurance companies  (AXA  Assurances  I.A.R.D.  Mutuelle,  AXA  Assurances Vie Mutuelle, Alpha
Assurances  I.A.R.D.  Mutuelle,  Alpha  Assurances  Vie  Mutuelle,  and  AXA Courtage
Assurance  Mutuelle,  and  collectively  as  a  group, "The Mutuelles AXA"), AXA, The
Equitable  Companies Incorporated, and their subsidiaries.  According to the Schedule
13G,  an aggregate 90,700 shares are beneficially owned by The Mutuelles AXA and AXA;
and  the  shares  beneficially  owned  by  subsidiaries  of  The  Equitable Companies
Incorporated  are  as follows: (i) The Equitable Life Assurance Society of the United
States: 470,270 shares; (ii) Alliance Capital Management L.P.: 16,455,420 shares; and
(iii)  Donaldson,  Lufkin  &  Jenrette  Securities  Corporation:  1,000  shares.
(4) Includes  98,757  shares  held  by  limited  partnership.
(5) Includes 2,737 shares credited to the executive officer's account in Compaq's defined  contribution  plan.
(6) Includes 569 shares credited to the executive officer's account in Compaq's defined  contribution  plan.
(7) Includes  5,394  shares  credited to the executive officers' accounts in
Compaq's  defined  contribution  plan.




                              EXECUTIVE  COMPENSATION

     Tables I through III give information about the cash compensation and stock options awarded to Messrs. Pfeiffer, Barth, Petsch, Rose, and Winkler. The notes to these tables provide more specific information. Table IV describes the anticipated retirement benefits to be received by Mr. Pfeiffer and Mr. Barth under the defined benefit retirement plan of Compaq's German subsidiary. Compaq's compensation policies are discussed in the Human Resources Committee Report that begins on page 12.




                                                      TABLE I
                                               SUMMARY COMPENSATION

                                                                                  LONG-TERM
                                                ANNUAL  COMPENSATION  (1)         COMPENSATION
                                            ------------------------------------  ------------
                                                                                   SECURITIES
PRINCIPAL                                                           OTHER ANNUAL   UNDERLYING    ALL OTHER
POSITION                             YEAR    SALARY      BONUS      COMPENSATION    OPTIONS    COMPENSATION
-----------------------------------  ----  ----------  ----------  --------------  ----------  -------------

Eckhard Pfeiffer                     1996  $1,250,000  $3,000,000             --      350,000  $   1,250,000   (2)
   President and Chief               1995   1,125,000   2,500,000             --      320,000      1,250,000   (2)
   Executive Officer                 1994   1,050,000   2,500,000  $ 1,500,019(3)     290,000        750,000   (2)

Andreas Barth                        1996     538,564     422,165             --      100,000        186,071   (2)
  Senior Vice President              1995     537,473     555,459             --      100,000        189,053   (2)
  EMEA                               1994     431,672     482,626             --       85,000        128,480   (2)

Gregory E. Petsch                    1996     380,000     575,000             --      100,000        285,300   (4)
  Senior Vice President              1995     350,000     525,000             --      100,000        271,000   (5)
  Manufacturing & Quality            1994     300,000     500,000             --       85,000        206,000   (6)

John T. Rose                         1996     380,000     625,000             --      100,000        233,500   (7)
  Senior Vice President              1995     350,000     450,000       44,037(8)     100,000        179,375   (9)
  Enterprise Computing Group         1994     341,667     350,000       51,328(8)      85,000         87,500   (2)

Michael J. Winkler                   1996     350,000     525,000     232,335(10)     100,000         96,000  (11)
  Senior Vice President              1995      58,333     150,000             --       80,000             --
  PC Products Group (12)             1994          --          --             --           --             --



(1)  Includes cash compensation earned by executive officers, including amounts earned but deferred.  Other than  the  amounts  shown  under  "Other  Annual  Compensation" for Messrs. Pfeiffer, Rose and Winkler, management believes  that the value of any other benefits to any officer during 1994, 1995 and 1996 did not exceed $50,000 or fall  within  any  other  category  requiring  inclusion.
(2)  Reflects a deferred unfunded bonus, the payment of which is subject to conditions established by the Human
Resources  Committee.
(3)  The employment agreement between Compaq and Mr. Pfeiffer signed in 1992 required Compaq to pay these funds to  Mr.  Pfeiffer  to  reimburse  him  for  U.S.  taxes  incurred  in 1994 upon exercise of certain stock options.
(4)  Includes  $22,800  contributed  to  Compaq's  defined contribution plan and deferred compensation and supplemental  savings  plan  and a $262,500 deferred unfunded bonus, the payment of which is subject to conditions established  by  the  Human  Resources  Committee.
(5)  Includes  $21,000  contributed  to  Compaq's  defined contribution plan and deferred compensation and supplemental  savings  plan  and a $250,000 deferred unfunded bonus, the payment of which is subject to conditions established  by  the  Human  Resources  Committee.
(6)  Includes $6,000 contributed to Compaq's deferred compensation and supplemental savings plan and a $200,000 deferred  unfunded  bonus,  the  payment  of  which  is  subject  to conditions established by the Human Resources
Committee.
(7)  Includes $8,500 contributed to Compaq's defined contribution plan and a $225,000 deferred unfunded bonus, the  payment  of  which  is  subject  to  conditions  established  by  the  Human  Resources  Committee.
(8)  Compaq paid these amounts to Mr. Rose to reimburse him for certain costs in connection with employment by
Compaq  and  relocation  to  Houston,  Texas  and  to  reimburse  him  for  taxes  in connection with such income.
(9)  Includes $4,375 contributed to Compaq's defined contribution plan and a $175,000 deferred  unfunded bonus, the  payment  of  which  is  subject  to  conditions  established  by  the  Human  Resources  Committee.
(10) Compaq  paid  these amounts to Mr. Winkler to reimburse him for certain costs in connection with his employment  by  Compaq  and  relocation  to  Houston, Texas and to reimburse him for taxes in connection with such income.
(11) Includes  $21,000  contributed to Compaq's deferred compensation and supplemental savings plan and a
$75,000  deferred unfunded bonus, the payment of which is subject to conditions established by the Human Resources
Committee.
(12) Mr.  Winkler  joined  Compaq  in  November  1995.




                                               TABLE II
                                         1996 OPTION EXERCISES
                                      AND YEAR-END OPTION VALUES

                                                NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                     OPTIONS AT                  IN-THE-MONEY OPTIONS
                  1996 STOCK OPTION EXERCISES      DECEMBER 31, 1996             AT DECEMBER 31, 1996
                  ---------------------------      -----------------             --------------------
                    SHARES   VALUE REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                    -------  ---------------  -----------  -------------  ------------  --------------

Eckhard Pfeiffer    370,000  $    23,546,104    1,240,510        929,490  $ 70,588,995  $   26,791,954
Andreas Barth        60,000        3,405,832      367,830        288,170    20,871,767       8,716,346
Gregory E. Petsch   118,966        5,084,958       15,468        281,747       754,633       8,358,880
John T. Rose         59,999        2,420,228       88,252        283,751     3,511,418       8,381,092
Michael J. Winkler   10,000          247,450        7,333        162,667       144,790       2,386,859




                                                       TABLE III
                                                1996 STOCK OPTION GRANTS

                                                                            Gains Based on Assumed
                                                                             Rates of Stock Price
                                                                            Appreciation for Option
                                             1996 STOCK OPTION GRANTS                Term (1)
                         ------------------------------------------------   -----------------------
                                    %OF 1996   EXERCISE/
                                    EMPLOYEE     BASE                     ASSUMED        ASSUMED
                       OPTIONS      OPTION     PRICE PER  EXPIRATION        RATE           RATE
                       GRANTED(2)   GRANTS       SHARE      DATE             5%             10%
                       ---------    -------    ---------  ----------      -------        -------
Eckhard Pfeiffer       350,000      4.49%       $ 62.88     9/25/06     $ 13,837,862   $ 35,070,545
Andreas Barth          100,000      1.28          62.88     9/25/06        3,953,675     10,020,156
Gregory E. Petsch      100,000      1.28          62.88     9/25/06        3,953,675     10,020,156
John T. Rose           100,000      1.28          62.88     9/25/06        3,953,675     10,020,156
Michael J. Winkler     100,000      1.28          62.88     9/25/06        3,953,675     10,020,156

All stockholders:      N/A          N/A           N/A       N/A          10.7 billion  27.1 billion
270,791,534
million shares
outstanding on
September 26,
1996

Named officers'                                                                0.28%          0.28%
gain as % of all
stockholders' gain



 (1)  The potential gain is calculated from the closing price of common stock on September 26, 1996, the date of grants to  executive  officers.  These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on stock  option  exercises  and  common  stock  holdings  are dependent on the future performance of the common stock and
overall  market  conditions.    There  can  be  no assurance that the amounts reflected in this table will be achieved.
(2)   Option  grants  vest  over  60 months from the date of grant and expire upon the earlier of one year after termination  of  employment  or  ten  years  from  the  date  of  grant.




                                    TABLE IV
                               GERMAN PENSION PLAN

                                  ANNUAL PENSION BENEFITS WITHOUT REDUCTIONS
                                      FOR ANTICIPATED SOCIAL SECURITY
                       FINAL        AND PRIOR EMPLOYER  PENSION  BENEFITS(2)
ECKHARD PFEIFFER (1)  AVERAGE    ----------------------------------------------
YEARS OF SERVICE    BASE SALARY   15        20        25        30        35
----------------  ------------  --------  --------  --------  --------  --------


                  $    900,000  $352,174  $469,565  $540,000  $540,000  $540,000
                     1,000,000   391,304   521,739   600,000   600,000   600,000
                     1,100,000   430,435   573,913   660,000   660,000   660,000
                     1,200,000   469,565   626,087   720,000   720,000   720,000
                     1,300,000   508,696   678,261   780,000   780,000   780,000



                                      ANNUAL PENSION BENEFITS
                    FINAL       WITHOUT REDUCTION FOR ANTICIPATED SOCIAL
ANDREAS BARTH(3)    BASE                SECURITY  BENEFITS  (2)
YEARS OF SERVICE   SALARY      15        20        25        30        35
----------------  --------  --------  --------  --------  --------  --------


                  $400,000  $120,000  $160,000  $200,000  $240,000  $280,000
                   500,000   150,000   200,000   250,000   300,000   350,000
                   600,000   180,000   240,000   300,000   360,000   420,000
                   700,000   210,000   280,000   350,000   420,000   490,000
                   800,000   240,000   320,000   400,000   480,000   560,000


(1)  Benefits for Mr. Pfeiffer are calculated based on a formula under which he receives benefits equal to 60 percent of his average base salary over his final three years of employment. Any benefit is offset by U.S. and German social security benefits, pension payments from previous employers, and any amounts contributed by Compaq on his behalf to the U.S. defined contribution plan.
(2)  Anticipated benefits at age 65 assuming the years of service with
Compaq shown. At December 31, 1996, Mr. Pfeiffer and Mr. Barth had thirteen years and eight years of vested service, respectively.
(3) Benefits for Mr. Barth are calculated based on a formula under which he receives an annual retirement benefit equal to two percent of his final base salary times his years of service. This benefit will be offset by German social security benefits.



     Compaq's executive officers in the United States are eligible to participate in Compaq's defined contribution plan and defined contribution and supplemental savings plan. Amounts contributed to the defined contribution plan and defined contribution and supplemental savings plan are included in Table I.

In 1992, Compaq entered into an employment agreement with Mr. Pfeiffer (the "CEO Agreement"). The CEO Agreement describes the terms of Mr. Pfeiffer's employment, including his right to receive a severance payment equal to four times his base salary (excluding bonuses) upon (i) termination of employment without cause or (ii) his resignation following his removal as Chief Executive Officer or a change of control of Compaq. In such events, Mr. Pfeiffer will vest in all his outstanding stock options and have a two-year period to exercise options granted before 1989, subject to the original expiration date of such options. Mr. Pfeiffer's right to receive the severance payment, accelerated stock option vesting, and an extension of the period to exercise his options is subject to his releasing any claims against Compaq and agreeing not to compete with Compaq or solicit its employees for 24 months. The CEO Agreement governs the terms and conditions of Mr. Pfeiffer's employment with Compaq until he resigns or his employment is terminated at any time by Compaq, with or without cause.

Compaq has severance arrangements with its executive officers. Compaq has agreed with these officers that upon (i) termination of employment without cause or (ii) resignation following a material change in the officer's duties, a change of control, disability, a reduction in pay greater than 25 percent, or Compaq's failure to renew the agreement, such officer would receive a severance payment equal to eighteen months of base compensation. Compaq's obligation to make such payment is subject to the officer's execution of a release and noncompetition and nonsolicitation agreement. Compaq's stock option plans provide for full vesting of outstanding options in the event there is a change of control of Compaq.


                       HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors, which is composed of independent outside directors, reviews and advises the Board about Compaq's compensation and human resource strategies. The Committee strives to support
Compaq's   business   objectives   while  monitoring   ethical   and  legal
responsibilities  to  employees.    It sets the policies that govern Compaq's
compensation programs, administers Compaq's equity plans, and establishes the cash compensation of executive officers. Compaq designs its compensation programs to attract, retain, and reward executives who will lead Compaq in achieving its goals in a highly competitive and rapidly changing industry while maintaining management compensation that is reasonable in light of Compaq's objectives, performance, and compensation for similar personnel at other companies.

The Committee makes its compensation decisions based on an analysis of Compaq's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The compensation mix for executive officers consists of base salaries, annual cash bonuses, and stock option awards. As a result, much of an officer's compensation depends on Compaq's financial performance. Comparative performance data in 1996 was based on a group of 12 large industry competitors included in the S&P Computers (Hardware)-500 Index. An outside consulting firm recommends the peer group after analyzing companies for similar product lines, size, and financial structure. Performance in 1996 placed Compaq at about the 80th percentile in the peer group based on an evaluation of return on invested capital and revenue growth, which are highly correlated with long-term stockholder value creation.

Comparative compensation data in 1996 was derived from an analysis of several independent surveys of compensation practices by Compaq and outside consultants. Information from the computer and electronics industry segments is used whenever available. Nearly all of the companies in the comparative performance analysis are included in one or more of the surveys used to assess
comparative  compensation  practices.    The Committee believes these sources
provide the right information to evaluate the pay practices of the companies with which Compaq competes to hire and retain executives.

Compaq targets executive base salary ranges at the 62nd percentile of relevant market data. The Committee annually establishes each executive officer's base salary, including the Chief Executive Officer's, based on its evaluation of the officer's performance and contribution in the previous year and on competitive pay practices. The criteria used in the appraisal in 1996 varied based upon the officer's sphere of responsibility, but generally focused on measures such as sales growth in marketing and sales divisions, an assessment of plans for existing and new products in product divisions, expense control, and asset management.

Each year, in accordance with the limits established under Compaq's Bonus Incentive Plan, the Committee establishes a cash bonus fund based on Compaq's performance relative to the industry peer group. In 1996 the Committee evaluated comparative compensation data to determine the aggregate amount required to pay bonuses that would result in average total cash compensation to executives at the 80th percentile level, in line with Compaq's performance in 1996. The Committee then determined the amount of the award for each executive officer by reviewing comparative data for each executive officer's position at the 80th percentile total cash compensation levels and evaluating this information in light of individual contribution levels, succession plans, prospective future contributions, and retention requirements. The Committee authorizes the Chief Executive Officer to allocate the remainder of the bonus fund to key employees other than executive officers based on competitive pay practices and individual performance and contributions.

In establishing Mr. Pfeiffer's bonus, the Committee considered at length Mr. Pfeiffer's performance in 1996, focusing on three aspects: operational and financial results, strategic planning, and leadership. Mr. Pfeiffer's direction of Compaq's operations in 1996 resulted in record-setting financial performance, including an annual sales increase to $18.1 billion from $14.8 billion in 1995, an increase in earnings per share to $4.66 from $3.74 (1) [Excluding a one-time charge related to acquisition activity.] in 1995, and an improvement in gross margins to 24.4% in the fourth quarter of 1996. Mr. Pfeiffer's development and implementation of effective strategies to ensure Compaq's continued growth and financial success led to significant steps in Compaq's transition from a PC company to a computer company. In particular, the expansion of Compaq's enterprise computing business and the continuation of the industry and financial community's confidence in Mr. Pfeiffer's leadership fostered the increase in Compaq's stock price from $48 at the end of 1995 to $74 at the end of 1996. Mr. Pfeiffer's skills in identifying, hiring, and retaining an effective management team led to the selection of several key executives, including a new Chief Financial Officer and new general managers for worldwide sales and marketing and the Communication Products Group as well as the further development of succession planning strategies for Mr. Pfeiffer and his team.

The Human Resources Committee and the Board of Directors believe that management's ownership of a significant equity interest in Compaq is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. Stock options, therefore, are granted by the Committee at option prices not less than the fair market value of Compaq common stock on the grant date and vest over sixty months. As a result, stock options have no value unless the share price increases over the fair market value on the date of grant. Option awards contribute to the retention of key executives since executives realize the benefits of options only as they vest based on tenure after the grant. The Committee uses competitive market data, historical option grant practices, and the projected value of outstanding unvested shares and proposed awards to determine an appropriate range of awards. Based on Compaq's performance in comparison to the peer group, the Committee determined that in 1996 options should be awarded to Mr. Pfeiffer and other executive officers at levels approximating those in 1995. The Committee established ranges for awards to other key employees based upon rank and contribution and delegated to the Chief Executive Officer the authority to make stock option awards to these employees within limits set by the Committee.

The Human Resources Committee also monitors compliance with the Executive Stock Ownership Policy that requires Mr. Pfeiffer to own 45,000 shares of Compaq common stock and each of the other executive officers to own 10,000 shares. Each officer has until the later of September 1998 or five years from election as an executive officer to comply with the ownership requirement. Mr. Pfeiffer's stock ownership exceeds his requirement and all other executive officers are in compliance with this policy and making progress toward the ownership goals.

Compaq is subject to Internal Revenue Code Section 162(m), which could limit the deductibility of certain compensation payments to its executive officers. Compaq believes that any compensation realized in connection with the exercise of stock options granted by Compaq is deductible as performance-based compensation. Compaq also believes that compensation paid under its Bonus Incentive Plan qualifies for full deductibility under Section 162(m). Compaq generally intends to comply with the requirements of Section 162(m); however, it also intends to weigh the burdens of such compliance against the benefits to be obtained by Compaq, and in the future may pay compensation that is not fully deductible if it determines that such payments are in Compaq's best interests.

                           HUMAN RESOURCES COMMITTEE

       Robert  Ted  Enloe,  III  (Chair)                   Kenneth  L.  Lay
       George  H.  Heilmeier                               Kenneth Roman
       George  E.R.  Kinnear  II                           Benjamin M. Rosen
       Peter  N.  Larson                                   Lucille S. Salhany


                     CORPORATE GOVERNANCE COMMITTEE REPORT

Compaq Computer Corporation continues to focus on the importance of corporate governance in achieving long-term shareholder value. From its beginning, the Board of Directors has consisted of independent outside directors except for the chief executive officer, who is also a member of the Board. All Board committees are composed exclusively of outside directors. The roles of Chairman and Chief Executive Officer have been and are separate. Directors have been compensated largely in equity to align their interests with those of Compaq's shareholders. But Board structure is only one way to ensure the Board of Directors' active oversight over the management of Compaq's business.

In 1996 Compaq first published its corporate governance standards in its proxy statement. The Board annually reviews and updates these standards, which govern the selection of Board candidates, compensation of Board members, and
Board  retirement  policies.    Those  standards  are  set  forth  below:

1. The Board of Directors shall be limited to ten or fewer members with the Chief Executive Officer as the only member who is an executive officer except in times of Chief Executive Officer transition. The Board will seek a balance between outside directors coming from business leadership positions and those who bring special expertise by favoring those who come from positions of leadership.

2.  All  Committee  members  will  be  outside  directors.

3.  Committee chairs will serve for two years and be rotated thereafter.

4. The Board will meet periodically in executive session without the Chief Executive Officer.

5.   Board  compensation  will  be  paid in equity grants and an annual
retainer.    No  meeting  fees  will  be  paid  for  regularly scheduled Board meetings. Retainers may alternatively be paid in stock options at the election of the individual director. Non-employee directors will maintain ownership of 2,000 shares of common stock within three years after first election to the Board.

6. Outside directors will not be paid for consulting nor will their firms be retained by Compaq for consulting or services without the approval of the full Board.

7. Board members will continue to be re-elected on an annual basis. In addition:


- Board members will evaluate the effectiveness of the full Board annually.

- Individual directors will be evaluated in depth by the Corporate Governance Committee and Chief Executive Officer every three years.

-   Board  members  will  retire  at  age  70.

- Each director will be available for a significant time commitment, and a director's acceptance of additional positions as a corporate director will be subject to the Board's review. In general, each director will hold no more than five directorships of unaffiliated for-profit corporations.

- Directors will offer their resignation upon a change of position, including retirement from the position on which their original nomination was based.

8. The Corporate Governance Committee will maintain a director orientation program for both new and continuing directors.

Compaq's  Board  of Directors believes that corporate governance is an ongoing
process.          In  1996  the  Board and  its  Committees  made  a number of changes, including increasing the frequency and length of strategic business presentations, changing the format of materials delivered prior to Board meetings to facilitate prior review and increase the time available for discussion at Board meetings, and moving quarterly Audit Committee meetings to the day prior to Board meetings to give the Committee more time to focus on ensuring that the appropriate control environment remains in place at Compaq.

In 1996 the Board's Corporate Governance Committee instituted a new process for evaluation of the effectiveness of the Board and individual directors. As a first step, each individual director completed a Board evaluation questionnaire, focusing on Board information and expertise, Board meetings and organization, and Board duties and organization. The responses were reviewed by the Chair of the Corporate Governance Committee and the Chairman of the Board, who reported to the Board at its January meeting a synthesis of the assessments and recommendations. The Board received high ratings in all categories and the Committee urged the Board to continue to reassess how it spends its time and the appropriate balance between operational oversight and strategic focus.

Concurrently with the review of the Board's performance, a Board subcommittee consisting of the Chair of the Corporate Governance Committee, the Chairman of the Board, and the Chief Executive Officer met to review the performance of individual directors, focusing on service, participation, preparation, knowledge about Compaq, and expertise as well as compliance with specific standards established for directors such as attendance and stock ownership. The subcommittee reported to the Corporate Governance Committee that it strongly recommended the renomination of each director.


                        CORPORATE GOVERNANCE COMMITTEE

             Kenneth  Roman  (Chair)            Peter  N.  Larson
             Lawrence  T.  Babbio,  Jr.         Kenneth  L.  Lay
             Robert  Ted  Enloe,  III           Benjamin  M.  Rosen
             George  H.  Heilmeier              Lucille  S.  Salhany
             George  E.R.  Kinnear  II



                            STOCK PERFORMANCE GRAPH

     The following graph compares Compaq's cumulative total return to the S&P 500 Composite Index and the S&P Computers (Hardware)-500 Index over a five-year period, beginning December 31, 1991, and ending December 31, 1996. The total stockholder return assumes $100 invested at the beginning of the period in Compaq common stock, the S&P 500 Composite Index, and the S&P
Computers  (Hardware)-500  Index.    It  also  assumes  reinvestment  of  all
dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.


                                           TABLE V
                      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              (PERFORMANCE GRAPH APPEARS HERE)




                              1991  1992  1993  1994  1995  1996
                              ----  ----  ----  ----  ----  ----
Compaq Computer Corporation    100   185   280   449   546   846
S&P 500 Composite              100   108   118   120   165   203
S&P Computers (Hardware)       100    73    76    98   131   175



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Compaq's directors, executive officers, and holders of more than 10% of Compaq's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Compaq's common stock. Compaq believes that during the fiscal year ended December 31, 1996, its officers, directors and holders of more than 10% of the common stock complied with all these filing requirements. In making these statements, Compaq has relied upon the written representations of its directors and officers.



                              GENERAL INFORMATION

Price Waterhouse LLP, independent accountants, has served as Compaq's independent accountants since 1982, the year of Compaq's incorporation, and has been appointed to audit Compaq's consolidated financial statements for 1997. The Board has not proposed that any formal action be taken at the meeting with respect to the employment of Price Waterhouse LLP because no action is required. Representatives of Price Waterhouse LLP will attend the Annual Meeting and be available to answer questions. Representatives of Price Waterhouse LLP will have the opportunity to make a statement at the meeting if they desire to do so.

The expense of preparing, printing and mailing this Proxy Statement will be paid by Compaq. To assist in the solicitation of proxies, Compaq has engaged Corporate Investor Communications, Inc. ("CIC") at a fee of $9,000 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of Compaq as well as by employees of CIC without additional compensation other than reimbursement of out-of-pocket expenses. Compaq will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the common stock. Proposals of stockholders that are intended to be presented at Compaq's 1998 annual meeting of stockholders must be received by Compaq no later than November 7, 1997, to be included in the proxy statement and proxy relating to that meeting.



[LOGO  OF  COMPAQ  COMPUTER  CORPORATION  APPEARS  HERE]




                          COMPAQ COMPUTER CORPORATION

           Annual Meeting of Stockholders to be held April 24, 1997

          This Proxy is Solicited on Behalf of The Board of Directors


     The undersigned hereby appoints Earl L. Mason and J. David Cabello, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Compaq Computer Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held April 24, 1997, and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE NAMED HEREIN.


SEE  REVERSE  SIDE

      (continued,  and  to  be  signed,  on  the  reverse  side)


Please  mark
votes  as  in
this  example          [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
Proposal:    Election  of  ten  directors  of  the  Company
NOMINEES:    Benjamin  M.  Rosen;  Eckhard  Pfeiffer; Lawrence T. Babbio, Jr.;
Robert  Ted  Enloe,  III;  George  H. Heilmeier;  George  E.R.  Kinnear  II;
Peter  N.  Larson;  Kenneth  L.  Lay,    Kenneth Roman; and Lucille S. Salhany

 [  ]  I  plan  to  attend

 [  ]  Mark  here  for  address change  and  note  below

For                    Withheld
All                   From  All
Nominees               Nominees
[  ]                     [  ]


[  ]________________________________________________

For  all  nominee(s)  except  as  designated  in  the  blank  space  above

Please sign as name appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by authorized officer or officers.


Signature(s)__________________________          Date  _____________


                             FOLD AND DETACH HERE



(LOGO  OF  COMPAQ  COMPUTER  CORPORATION  APPEARS  HERE)



                          COMPAQ COMPUTER CORPORATION

                                   Notice of

                        ANNUAL MEETING OF STOCKHOLDERS

                           To be held April 24, 1997


To  Our  Stockholders:

     Compaq Computer Corporation's Annual Meeting of Stockholders will be held

Thursday,  April  24, 1997, at 10:00 AM at the Conference Center, CCA5, Compaq

Computer  Corporation,  20555  SH  249,  Houston,  Texas.

     Details  of  the  business  to  be  conducted  at  the Annual Meeting are provided  in  the  enclosed  Proxy  Statement.

     Stockholders  of  record  at  the close of business on February 24, 1997,

will  be  entitled  to vote at the Annual Meeting or any adjournments thereof.